Exhibit 1.01
ROPER TECHNOLOGIES, INC.
Conflict Minerals Report
For the Year Ended December 31, 2020

This report for the year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Exchange Act”).

I. OUR BUSINESS

Roper Technologies, Inc. (“Roper,” the “Company,” “we,” “our” or “us”) is a diversified technology company. We operate businesses that design and develop software (both license and Software-as-a-Service (“SaaS”)) and engineered products and solutions for a variety of niche end markets.

Our Products

Below is a description of our businesses and products which may contain necessary conflict minerals.

Application Software

Aderant - provides comprehensive management software solutions for law and other professional services firms, including business development, calendar/docket matter management, time and billing and case management.

CBORD - provides campus solutions software including access and cashless systems and food and nutrition service management serving primarily higher education and healthcare markets.

CliniSys - provides laboratory information management software solutions.

Data Innovations - provides software solutions that enable enterprise management of hospitals and independent laboratories.

Deltek - provides enterprise software and information solutions for government contractors, professional services firms and other project-based businesses.

Horizon - provides software, services, and technologies for foodservice operations–specializing in K-12.

IntelliTrans - provides transportation management software and services to bulk and break-bulk commodity producers.

PowerPlan - provides financial and compliance management software and solutions to large complex companies in asset-intensive industries.

Strata - provides cloud-based financial analytics and performance management software that is used by healthcare providers for financial planning, decision support and continuous cost improvement.

Sunquest - provides diagnostic and laboratory information systems to health care providers worldwide.

Vertafore - provides cloud-based software to the property and casualty insurance industry, including agency management, compliance, workflow, and data solutions.

Network Software & Systems

ConstructConnect - provides cloud-based data, collaboration and estimating automation software solutions to a network of pre-construction contractors.

DAT - provides electronic marketplaces that connect available capacity of trucking units with the available loads of freight throughout North America.

Exhibit 1.01

Foundry - provides software technologies used to deliver visual effects and 3D content for the entertainment and digital design industries.

Inovonics - provides high performance wireless sensor networks and solutions for a variety of applications.

iPipeline - provides cloud-based software solutions for the life insurance and financial services industries.

iTradeNetwork - provides electronic marketplaces and supply chain software that connect food suppliers, distributors and vendors, primarily in the perishable food sector.

Loadlink - provides electronic marketplaces that connect available capacity of trucking units with the available loads of freight throughout Canada.

MHA - provides health care service and software solutions to alternate site health care markets.

rf IDEAS - provides RFID card readers used in numerous identity access management applications across a variety of vertical markets.

SHP - provides data analytics and benchmarking information for the post-acute healthcare provider marketplace.

SoftWriters - provides software solutions to pharmacies that primarily serve the long term care marketplace.

TransCore - provides toll systems and toll products, transaction and violation processing services, and intelligent traffic systems to governmental and private sector entities.

Measurement & Analytical Solutions

Alpha - provides precision rubber and polymer testing instruments, and data analysis software.

CIVCO Medical Solutions - provides accessories focused on guidance and infection control for ultrasound procedures.

CIVCO Radiotherapy - provides radiotherapy solutions, including patient positioning and immobilization devices, and patient care products.

Dynisco - provides solutions for testing and analyzing plastics used in a variety of end markets.

FMI - provides dispensers and metering pumps which are utilized in a broad range of applications requiring precision fluid control.

Hansen - provides control valves for large industrial refrigeration systems.

Hardy - provides precision weighing equipment for process and packaging for a variety of industries including food processing, automated manufacturing, chemical, plastics, and rubber.

IPA - provides automated surgical scrub and linen dispensing equipment for healthcare providers.

Logitech - provides equipment and consumables used for sample preparation and material analysis used primarily in the semiconductor and geological science industries.

Neptune - provides water meters, enabling water utilities to remotely monitor their customers utilizing Automatic Meter Reading (AMR) and Advanced Metering Infrastructure (AMI) technologies.

Northern Digital - provides optical and electromagnetic precision measurement systems for medical and industrial applications.

Exhibit 1.01

Struers - provides equipment and consumables for sample preparation and testing of solid materials used across a variety of end markets.

Technolog - provides products and services to water and gas utilities, used for network monitoring, pressure control, and remote meter reading.

Uson - provides automated leak detection equipment for a variety of end markets, including automotive, medical device, pharmaceutical, and general industrial.

Verathon - provides medical devices that enable airway management and bladder volume measurement solutions for healthcare providers.

Process Technologies

AMOT - provides temperature control and emergency shutoff valves used by customers in the energy and general industrial end markets.

CCC - provides turbomachinery control hardware, software, and services for customers across the upstream, midstream, and downstream energy markets.

Cornell - provides specialized pumps used across a variety of end markets, including agriculture, energy, food processing, mining, waste water processing, and general industrial.

FTI - provides flow meter calibrators, and controllers used primarily in the aerospace, automotive, energy, and general industrial end markets.

Metrix - provides vibration monitoring systems and controls across a variety of end markets.

PAC - provides analytical instruments used by energy refineries and laboratories.

Roper Pump - provides specialty pumps and drilling power sections used by customers in the energy, general industrial, and transportation end markets.

Viatran - provides pressure and level sensors for energy and general industrial end markets.

Zetec - provides non-destructive testing equipment and solutions used primarily in the power generation and other industrial end markets.

II. REASONABLE COUNTRY OF ORIGIN INQUIRY (“RCOI”)

Roper conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any tin, tantalum, tungsten or gold (collectively, “3TG”) in its products originated from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Counties”). Based on its RCOI, Roper believes certain products contain 3TGs that may have originated from the Covered Countries and, therefore, performed additional due diligence on the source and chain of custody of the 3TGs in question.

RCOI Design and Implementation
Our RCOI has been designed to conform in all material respects with the internationally recognized due diligence framework of the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) as applicable for 3TG and downstream companies.

Exhibit 1.01
OECD Step 1 – Establish strong company management systems

Roper Policies – Roper has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. We adopted and communicated company-wide policies and expectations articulating the conflict minerals supply chain due diligence process and our commitments to reporting obligations regarding conflict minerals. Our Conflict Minerals Policy, Supplier Code of Conduct, and Purchase Order Terms and Conditions are publicly available on our website, www.ropertech.com. The Conflict Minerals Policy requires suppliers to adopt and implement policies, due diligence frameworks and management systems to support responsible minerals sourcing consistent with the OECD Guidance.

Internal Management Structure - Roper maintains an internal team to manage due diligence efforts for the conflict minerals program. The team is comprised of functional areas including engineering, supply chain, and procurement personnel from our relevant operating businesses. The team is led by a global program manager who provides guidance related to plan development, implementation, risk evaluation and potential mitigation measures, and preparation of reporting documentation. The global program manager reports directly to Roper’s Vice President and Chief Compliance Officer. Program effectiveness, compliance strategy and due diligence efforts are reported to Roper’s Executive Vice President and Chief Financial Officer, Executive Vice President, General Counsel and Secretary, and Chief ESG Officer.

We supplement internal resources with a third-party service provider to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and the development and implementation of additional due diligence steps, supplier communications, and capacity building.

Supply Chain Controls, Transparency and Traceability – The OECD Guidance specifies the requirements for compliance to reflect a company’s position in the supply chain. In particular, the OECD Guidance states the implementation of due diligence be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain size and complexities, the OECD Guidance advises downstream companies exercise due diligence primarily by establishing controls over their relevant first-tier suppliers. Accordingly, we rely on our relevant direct suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us. Roper’s Conflict Minerals Policy, Supplier Code of Conduct, and Purchase Order Terms and Conditions include a provision for responsible sourcing of conflict minerals and due diligence requirements. These policies apply to all first-tier suppliers and outline required behaviors, practices, and expectations.

We enhance our leverage by contributing to industry efforts to address conflict minerals and responsible minerals sourcing through our membership and involvement in the Responsible Minerals Initiative’s (“RMI”) Responsible Minerals Assurance Process (“RMAP”). We also utilize RMI’s Conflict Minerals Reporting Template (“CMRT”) and member-only resources to engage and request information from our relevant suppliers regarding their supply chain due diligence practices and identification of upstream actors through surveys of their supply chain. The information submitted by our suppliers includes information about the smelters and refiners identified in their own supply chains. Documentation is maintained for a minimum of five years.

Supplier Engagement – Roper requires compliance with our Conflict Minerals Policy, Supplier Code of Conduct, and terms and conditions of our purchase orders and purchase agreements, as well as surveys and due diligence activities to identify upstream smelters and refiners. We further communicate these expectations and capacity building resources to our suppliers through our annual survey process.

We utilize a third-party SaaS platform for our annual survey that enables us to complete and track supplier communications as well as allow our suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The third-party platform provides functionality that meets the OECD Guidance process expectations by evaluating the quality of supplier responses and assigning a health score based on a supplier’s declaration of process engagement. Additionally, the metrics provided by suppliers, as well as the process for supplier engagement and upstream due diligence inquiries performed, are managed through this platform.

Exhibit 1.01
Grievance Mechanism – The RMI, of which we are a member, maintains a public Grievance and Complaints Mechanism for use by smelters, refiners, and other external stakeholders regarding the initiative itself, the audit program and protocols, related smelter and refinery operations, audit quality and auditor competencies, mineral supply chains and upstream and downstream initiatives. RMI partner initiatives with the London Bullion Market Association and the Responsible Jewelry Council also maintain public grievance mechanisms for the gold supply chain.

OECD Step 2 – Identify and assess risks in the supply chain

Roper businesses are downstream and far removed from mineral processing facilities, therefore, we engage with other industry peers through the RMI to support our efforts to identify and assess supply chain risks. Our businesses begin the process by identifying their relevant first-tier suppliers that furnish products, parts, or components that contain 3TG. Identified suppliers are then included in our annual survey and educational outreach.

Our third-party survey tool requests relevant suppliers complete RMI’s CMRT to confirm any 3TG, identify potential smelters and refiners, and gather due diligence information on the relevant supply chains of our businesses. Our suppliers are expected to obtain this same information from their suppliers continuing back through multiple tiers of the supply chain to identify upstream smelters and refiners.

Supplier representations are reviewed against expectations for management systems and due diligence. Date validation is performed to increase the accuracy of submissions and identify any contradictory answers in the CMRT. Follow up emails or calls are made to nonresponsive suppliers, those with inaccurate responses, and those identifying smelters or refiners of concern to provide additional guidance on how to correct validation errors and facilitate the removal of high risk processing facilities from the supply chain.

The 3TG smelters and refiners identified in the RCOI are reviewed and validated against the RMI member only risk information, RMI Compliant and Active Smelter Lists, the London Bullion Market Association (“LBMA”) Responsible Gold Refiner List, and the Responsible Jewelry Council (“RJC”) Chain-of-Custody List of Certified Entities. This process enables audits and spot checks of processing facilities and provides additional supply chain due diligence support, including mine of origin and transit route information.

Each facility that meets the definition of a smelter or refiner of 3TG is assessed according to red-flag indicators defined in the OECD Guidance. These factors include: geographic proximity to the DRC and covered countries, known mineral source country of origin, RMAP audit status, credible evidence of unethical or conflict sourcing, and peer assessments conducted by credible third-party sources.

III. DUE DILIGENCE MEASURES

Due Diligence Design
Roper’s due diligence measures, like our RCOI measures, have been designed to conform in all material respects with the framework in the OECD Guidance, as applicable for 3TG and downstream companies. Our RCOI design includes OECD Steps one and two, whereas our Due Diligence design completes the five-step framework with OECD Steps three, four and five.

Due Diligence Performed
Our due diligence measures performed are described below according to the relative OECD Guidance Steps.

OECD Step 3 – Design and implement a strategy to respond to identified risks

Roper continues to participate in industry efforts to address conflict minerals through its membership and participation in the RMI due to the downstream position of our businesses and their limited insight into and leverage over the supply chain. We leverage and contribute to the many resources of the RMI, its working groups and details of the RMAP audits, including the London Bullion Market Association and Responsible Jewelry Council validation schemes, to verify smelter and refinery practices, verify those that are conflict free, and identify risks

Exhibit 1.01
and appropriate mitigation strategies. This engagement has helped develop standards, best practices and tools that benefit all companies working to end the link between 3TGs and conflict affected areas.

Risk mitigation activities are initiated whenever a supplier’s CMRT identifies facilities of concern. Through our third-party provider, suppliers with submissions that included any smelters of concern are provided with feedback instructing the supplier to take their own independent risk mitigation actions. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive evolution or elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to educational materials on mitigating the risks identified through the data collection process.

Escalated supplier responses are evaluated on a case-by-case basis by the global program manager with the respective business. Roper has designed and implemented a strategy to respond to identified risks at the operating business level ranging from continued procurement to disengagement. The global program manager reports program findings to executive management.

OECD Step 4 – Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Due to our diverse businesses and supply chain size, the company level representations of our suppliers report a substantial proportion of the total smelter and refinery population. Therefore, we leverage our membership participation with the RMI to encourage all smelters and refiners participate in an audit program.

Roper relies on these third-party audits of processing facilities conducted as part of the RMAP, RJC, and or LBMA. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Our third-party provider contacts processing facilities not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. Roper is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

Through our membership with the RMI, smelters or refiners have been encouraged to participate in the RMAP. Any smelters or refiners that were reported by suppliers who are not part of the RMAP are also contacted by our third-party provider to encourage their participation in the RMAP.

The data on which we relied for certain statements in this declaration was obtained through publicly available and RMI member-only audit information and RCOI/country of origin (“COO”) report.

OECD Step 5 – Report annually on supply chain due diligence

As required under Section 13(p) of the Exchange Act, Roper reports annually by filing a Form SD, which includes this Conflict Minerals Report. The filing is made public on Roper’s website, www.ropertech.com, once that filing has occurred.

This year Roper has also considered impacts from the European Union Conflict Minerals Rule when disclosing details with regards to due diligence efforts. We will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report.

An independent private sector audit of our Conflict Minerals Report is not required because Roper does not voluntarily label its products as being “DRC conflict free” as that term is defined in Form SD.

Exhibit 1.01
IV. DUE DILIGENCE RESULTS

Processing Facilities
CMRTs are sent to, and requested from, direct suppliers. Direct suppliers are then expected to conduct supply chain outreach in order to identify applicable smelter and refiner sources. Company level supplier responses to our annual survey identified 334 recognized smelter and refinery processing facilities.

All smelters and refiners listed by suppliers in completed CMRTs, which appear on the RMI-maintained smelter list, are presented in Annex I of this Conflict Minerals Report. Due to difficulties in tracing materials to specific products, suppliers providing smelter and refiner data often list all smelters and refiners from which they purchase materials during the reporting period. As a result, the smelters or refiners listed in Annex I are likely to be more comprehensive than the list of smelters or refiners that actually processed 3TGs contained in the products of our businesses.

The following is a summary of the 2020 reporting year due diligence results as compared to the previous two reporting years:

	Reporting year
	2018	2019	2020
Smelters/Refiners Identified:	322	307	334
Audited/RMAP Conformant	255	235	237
RMAP Active/Participating: *	9	7	23
Not Conformant or Active:	58	65	74

*Active/Participating processing facilities have committed to undergo a RMAP audit or are participating in one of the cross-recognized audit programs: London Bullion Market Association Responsible Gold Certification or Responsible Jewelry Council Chain-of-Custody Certification.

Countries of Origin
The COO for minerals of the processing facilities noted in Annex I is summarized below, per the RMAP member only RCOI audit information for conformant smelters and refiners.

	Gold	Tantalum	Tin	Tungsten	TOTAL
Smelters known to source from the Covered Countries	3	14	3	5	25
Smelters known to source outside the Covered Countries	30	23	50	9	112
Smelters disclosing COO to auditors only	75	0	1	24	100

V. CONCLUSION

Based on our due diligence, we found with respect to our products identified above, the information we gathered failed to provide clarity with respect to the origin and chain of custody of all the conflict minerals contained in the products, nor did the data reveal whether the conflict minerals contained in the products directly or indirectly financed conflict in the Covered Countries.

Steps to Improve Risk Mitigation

Since the period covered by this Conflict Minerals Report, we continue to mitigate risk and improve our overall due diligence as follows:

–continue to communicate our Conflict Minerals Policy, Supplier Code of Conduct, and terms and conditions of our purchase orders and purchase agreements and other related expectations to suppliers;
–continue to perform annual inquiries of relevant first-tier suppliers utilizing the RMI’s CMRT;

Exhibit 1.01
–continue to engage with suppliers that provided incomplete responses, failed to respond, or reported high risk smelters and refiners;
–continue to provide training and educational resource links to our suppliers through the annual survey process;
–continue to review our processes to improve suppliers’ effectiveness; and
–continue our membership in the RMI, participation in working groups, and support of the RMAP industry initiative to support responsible supply chains.

Information About Forward-Looking Statements

This Conflict Minerals Report and related Form SD include and incorporate by reference “forward-looking statements” within the meaning of the federal securities laws. All statements that are not historical facts are “forward-looking statements.” Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in any forward-looking statement, including, but not limited to, (i) failure to carry out these steps in a timely manner or at all, (ii) lack of cooperation or progress by our suppliers, their respective suppliers and smelters, (iii) lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), or (iv) these steps may not be effective in mitigating or eliminating risks associated with conflict minerals. In addition, you should also consider the important factors described in reports and other documents we file from time to time with the Securities and Exchange Commission (“SEC”), including the risk factors described in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

We believe these forward-looking statements are reasonable. However, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events, except as required by law.

Exhibit 1.01

ROPER TECHNOLOGIES, INC.
Conflict Minerals Report – Annex I
For the Year Ended December 31, 2020

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362

Annex I

Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Annex I

Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Annex I

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383

Annex I

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Annex I

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572

Annex I

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bukit Timah	INDONESIA	CID001428

Annex I

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281

Annex I

Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830